Exhibit 10.1

LEASE AMENDMENT

BY THIS INDENTURE OF LEASE, dated January 5, 2000, commencing May 1, 2006,

The Hillsborough Group, a General Partnership, duly authorized under the laws of the State of New Hampshire, with a principal place of business at 436 South River Road, Building B, Bedford, County of Hillsborough and State of New Hampshire (hereinafter called “Lessor”) leases to Merrimack Services Corporation (a subsidiary of PC Connection, Inc.), with a principal place of business located at Route 101A, 730 Milford Road, Merrimack, New Hampshire 03054 (hereinafter called “Lessee”):

A 9,688 S.F. Building, more or less, located at 706 Route 101A, Merrimack, NH, for a term of two (2) years, commencing May 1, 2006 for a base rent of $14.00 per square foot which is equal to an annual rent of $135,632 payable in equal monthly installments of $11,302.67 in advance on the 1st day of each month, commencing with the first month of the term, to EastPoint Properties, Inc., at 436 South River Road, Building B, Bedford NH, all in accordance with the terms described in Paragraphs 5 through 19, as well as the late payment clause in Paragraph 4, of the current lease for the building dated January 5, 2000. Lessee must exercise the renewal option in writing delivered to Lessor on or before 5:00 P.M. on October 1, 2007 or Lessee loses all rights to extend this Lease.

Lessee shall have the right to renew the lease for the entire building for one additional two (2) year term as follows: May 1, 2008 – April 30, 2010 at the existing rate of $14.00. All provisions of the Lease shall continue during the renewal term. Lessee must exercise the renewal option in writing delivered to Lessor on or before 5:00 P.M. on October 1, 2009 or Lessee loses all rights to extend this Lease.

All the terms and conditions found in the lease dated January 5, 2000 shall be in full force and effect throughout the term of this amendment and subsequent renewal.

IN WITNESS WHEREOF, the parties have caused this lease amendment to be executed on the day and date first above written. This lease shall be binding on all parties as well as their respective successors, assigns, heirs, executors and administrators.

LESSOR:

THE HILLSBOROUGH GROUP

/s/ Patty St. Laurent	By:	/s/ Art DeSaulnier
Witness	Its:	Agent

LESSEE:

MERRIMACK SERVICES CORPORATION

/s/ Pamela J. Carter	By:	/s/ Robert A. Pratt
Witness	Its:	Vice President of Facilities & Site Services